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                                                                     EXHIBIT 8.2


                       [DAVIES, WARD & BECK LETTERHEAD]



                                                 June __, 1998


The Learning Company, Inc.
1 Athenaeum Street
Cambridge, Massachusetts
U.S.A. 02142



Ladies and Gentlemen:

                       REGISTRATION STATEMENT ON FORM S-3
                       ----------------------------------


    We have acted as counsel to SoftKey Software Products Inc. ("SoftKey") in connection with the Registration Statement (the "Registration Statement") on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on June __, 1998 for the purpose of registering 8,687,500 shares of common stock, par value U.S.$0.01 per share, of The Learning Company, Inc.

    We have aided in the preparation of the Registration Statement, including, in particular the discussion under the heading "INCOME TAX CONSIDERATIONS -- Canadian Federal Income Tax Considerations" (the "Tax Summary").

    We hereby confirm that, as of the date hereof, the Tax Summary is a fair and accurate summary, in all material respects, of the matters addressed therein, based upon the assumptions stated or referred to therein and based upon certain representations of fact made by a senior officer of SoftKey. It is possible that contrary positions may be taken by Revenue Canada and that a court may agree with such contrary positions.

    We assume no obligation to supplement our opinion if any applicable laws change after the date of the Registration Statement or if we became aware after the date of the Registration Statement of facts that might change the opinions expressed therein.

    This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and, except as set forth below, is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person for any purpose without our prior written consent. We also consent to the use of our name in the Tax Summary and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the SECURITIES ACT OF 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.






                                             Yours Very Truly,